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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Raining Data Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAINING DATA CORPORATION
17500 Cartwright Road
Irvine, California 92614

Notice of Annual Meeting of Stockholders
December 17, 2003

To the Stockholders of Raining Data Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Raining Data Corporation, a Delaware corporation (the "Company"), will be held at the Hilton Irvine, located at 18800 MacArthur Boulevard, Irvine, California 92612, on Wednesday, December 17, 2003 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect one (1) Class II director of the Company to serve a term of three (3) years or until his successor is duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on November 3, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 17500 Cartwright Road, Irvine, California 92614, for a period of ten (10) days prior to the Annual Meeting.

        A copy of the Company's Annual Report for the fiscal year ended March 31, 2003, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

        STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

By Order of the Board of Directors,

Geoffrey P. Wagner Chairman of the Board

Irvine, California November 10, 2003

RAINING DATA CORPORATION
17500 Cartwright Road
Irvine, California 92614

PROXY STATEMENT

Annual Meeting of Stockholders—December 17, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished by the Board of Directors of Raining Data Corporation, a Delaware corporation (the "Board" and the "Company," respectively), in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, December 17, 2003, at 10:00 a.m. local time, at the Hilton Irvine, 18800 MacArthur Boulevard, Irvine, California 92612, and at any adjournments or postponements thereof. Our principal executive office is 17500 Cartwright Road, Irvine, California 92614 and our telephone number is (949) 442-4400. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and the Notice of Annual Meeting and proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about November 10, 2003. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED.

GENERAL INFORMATION ABOUT THE MEETING

        The close of business on November 3, 2003 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company's outstanding voting securities consisted of 18,158,454 shares of Common Stock and 300,000 shares of Series A Convertible Preferred Stock, which were held by approximately 150 stockholders of record. The Series A Convertible Preferred Stock will be treated as though it had been converted into 500,100 shares of the Company's Common Stock for purposes of voting at the Annual Meeting and will be voted together with the Common Stock as a single class. On all matters that come before the Annual Meeting, each stockholder will be entitled to one (1) vote for each share of Common Stock held by the stockholder on the record date.

        If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

        Holders of a majority of the Company's outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," AGAINST," "WITHHOLD AUTHORITY" or "ABSTAIN" will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker "non-votes" (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

        Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Because directors are elected by a plurality of the votes of the shares represented at the Annual Meeting, abstentions will have no effect on the outcome of the election of directors. Although broker non-votes will be counted for the purpose of determining the presence of a quorum, broker non-votes will not be counted for the purpose of determining the number of shares voted on either of the proposals submitted to stockholders. Accordingly, broker non-votes will have no effect on the outcome of a vote on either proposal.

        Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board, and, when properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions given. You are urged to give instructions as to how to vote your shares. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

  •
  "FOR" the election of Richard W. Koe as a Class II director to serve for three (3) years expiring at the Annual Meeting of Stockholders in 2006; and

  •
  "FOR" ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2004.

        We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (the "Proxy Agents") will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to the chief financial officer of the Company, (ii) filing a duly executed proxy bearing a later date with the Company or (iii) attending the Annual Meeting and voting in person.

        The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy, will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        The Bylaws of the Company provide that the Board is to be composed of no less than five (5) and no more than nine (9) directors divided into Classes I, II and III, each with as nearly equal a number of directors as possible. The exact number of directors is currently set at six (6) by resolution of the Board. The directors are elected to serve staggered three-year terms, with the term of one class of directors expiring each year at the Annual Meeting of Stockholders.

        At the Annual Meeting, one (1) individual will be elected as a Class II director, to serve for a three (3) year term or until his successor is duly elected and qualified. The Board has nominated Richard W. Koe for election as a Class II director at the Annual Meeting.

        The Board knows of no reason why the nominee would be unable or unwilling to serve, but if the nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NOMINEE FOR ELECTION AS A MEMBER OF THE BOARD OF DIRECTORS.

Voting Information

        Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominee proposed by the Board. A stockholder submitting a proxy may vote for the nominee for election to the Board or may withhold his or her vote from such nominee. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the nominee receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares FOR the nominee unless instructions to the contrary are indicated in the enclosed proxy.

        The nominee has agreed to serve the Company as a director if elected. However, should the nominee become unwilling or unable to serve if elected, the Proxy Agents will exercise their voting power in favor of such other person as the Board may recommend. The Company's Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees and Current Directors

        The following table sets forth the names, ages, as of September 30, 2003, and committee memberships of the current directors of the Company, the dates they joined the Board of Directors and the years in which their terms expire:

Name of Director	Age	Director Since	Term Expires
Geoffrey P. Wagner(1,2,3,4)	46	1998	2005
Carlton H. Baab	45	2001	2004
Gerald F. Chew(2)	43	1998	2004
Richard W. Koe(1,3)	46	2003	2003
Douglas G. Marshall(1,2,3)	46	1998	2005

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

(4)
Member of the Stock Committee, a subcommittee of the Compensation Committee

        The following is a brief summary of the background of each director:

        Mr. Wagner joined the Board in July 1998, has served as Chairman of the Board since August 2001 and served as our Secretary from February 1999 through November 2000. Mr. Wagner has served as a General Partner of Rockport Group, L.P. ("Rockport") since its founding in 1990 and its sole General Partner since 1994. Rockport is the sole General Partner of RCJ Capital Partners LP ("RCJ"). Rockport and RCJ each invest in a variety of industries. Prior to 1990, Mr. Wagner held sales executive positions at several Wall Street firms, including five years at Bear, Stearns & Co., Inc. and five years at Kidder, Peabody & Co., Inc. Mr. Wagner holds a B.S. in Business Administration from Portland State University. Mr. Wagner serves as Chairman of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and is the sole member of the Stock Committee.

        Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of Astoria Capital Management ("ACM"), a Securities and Exchange Commission (the "SEC") registered investment advisor and a General Partner of Astoria Capital Partners, L.P. ("ACP"), a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group ("CKS"), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab also serves on the University of Southern California, School of Engineering Board of Councilors. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

        Mr. Chew joined the Board in July 1998. Mr. Chew most recently served as the President and Chief Operating Officer of MDSI Mobile Data Solutions Inc. ("MDSI") from April 2001 to March 2002 and served as a director of MDSI from 1995 until April 2001. Mr. Chew served as Executive Vice President of Ancora Capital & Management Group, LLC, an investment firm, from June 1998 to January 2001. Since February 1997, Mr. Chew has served as Managing Director of The Cairn Group. Mr. Chew holds a B.S. in Electrical Engineering from the University of California, Davis and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. Mr. Chew serves on the Audit Committee.

        Mr. Koe joined the Board in January 2003. Mr. Koe serves as Managing General Partner for ACP, a significant stockholder of ours, and Montavilla Partners, L.P., both of which are investment partnerships, and as President of ACM. Mr. Koe serves on the Compensation Committee and the Nominating and Corporate Governance Committee.

        Mr. Marshall joined the Board in July 1998. Mr. Marshall is Senior Vice President of Deposit Strategy and Product Management at Washington Mutual (NYSE: WM), a financial services company. Mr. Marshall joined Washington Mutual in November 2001. From August 1994 to November 2001, Mr. Marshall held a number of marketing positions at Bank of America (NYSE: BAC), most recently as Vice President of Advertising and Marketing Communications. Mr. Marshall holds a B.A. in English from Seattle Pacific University and an M.B.A. from the University of Washington. Mr. Marshall serves on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

        To the Company's knowledge, with the exception of Mr. Chew and Mr. Koe, who are cousins, there are no family relationships between any of our directors and executive officers.

Meetings and Committees of the Board of Directors

        The Board currently has three (3) committees and one (1) subcommittee: an Audit Committee, a Compensation Committee, a Stock Committee, which is a subcommittee of the Compensation Committee, and a Nominating and Corporate Governance Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2003, and its function. All members of these committees are non-employee directors.

        The Board held eight (8) meetings during the fiscal year ended March 31, 2003. Each director attended all of the meetings of the Board and each director attended all meetings of the committees and subcommittees on which he served during his term, except that Carlton H. Baab did not participate in one Board meeting approving Richard W. Koe as a new board member due to their relationships with ACP and ACM, and Douglas G. Marshall did not attend one Audit Committee meeting.

        The members of the Audit Committee are Geoffrey P. Wagner, Douglas G. Marshall and Gerald F. Chew. The Audit Committee held five (5) meetings during the fiscal year ended March 31, 2003. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing, compensating and overseeing the work of the independent auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board has adopted a written charter for the Audit Committee. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        The members of the Compensation Committee are Geoffrey P. Wagner, Douglas G. Marshall and Richard W. Koe. The Compensation Committee held three (3) meetings during the fiscal year ended March 31, 2003. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of each stock plan, determines the terms and conditions of issuances of awards thereunder. The Board has adopted a written charter for the Compensation Committee.

        The members of the Nominating and Corporate Governance Committee are Geoffrey P. Wagner, Douglas G. Marshall and Richard W. Koe. The Nominating and Corporate Governance Committee held one (1) meeting during the fiscal year ended March 31, 2003. The Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board and nominates officers for election by the Board. In addition, the Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The Committee will consider nominees recommended by security holders and evaluate those nominees in accordance with the policies set forth in the Nominating and Corporate Governance Committee Charter. Security holders making such a nomination must deliver the recommendation in writing to the chief financial officer of the Company.

PROPOSAL TWO

RATIFICATION
OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected the accounting firm of KPMG LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 2004. KPMG LLP has audited the Company's financial statements since 2001 and performed a re-audit of the fiscal 2000 and 2001 financial statements as part of the Company's restatement in March 2002. A proposal to ratify the appointment of KPMG LLP for the current year will be presented at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        The decision of the Audit Committee to appoint KPMG LLP was based on a careful consideration of the firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues, if any, raised by the most recent quality control review, and the reputation for integrity and competence of the firm in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that such services will not impair the independence of the auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

Voting Information

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Ratification of the selection requires the affirmative vote by a majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting. Abstentions, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have the effect of a vote against the ratification of KPMG LLP as our independent auditors. Broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection.

        The Company incurred the following fees for services rendered by KPMG LLP during the 2003 fiscal year:

  •
  Audit Fees.  KPMG LLP billed the Company an aggregate of $292,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2003.

  •
  Financial Information Systems Design and Implementation Fees.  The Company did not engage KPMG LLP for financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the most recent fiscal year.

  •
  All Other Fees.  KPMG LLP billed the Company an aggregate of $96,000 for tax, tax consulting and regulatory compliance services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation. In the opinion of the Audit Committee, the provision of such professional services is compatible with KPMG's status as an independent auditor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of September 30, 2003, certain information with respect to the beneficial ownership of the Company's voting securities by (i) any person (including any "group" as set forth in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of the Named Executive Officers (defined below), and (iv) all of our current directors and executive officers as a group. As of September 30, 2003, there were 300,000 and 18,158,454 shares of issued and outstanding Series A Convertible Preferred Stock and Common Stock, respectively.

Name and Address(1)	Number of Shares of Series A Convertible Preferred Stock(2)	Percent of Total Series A Convertible Preferred Stock	Number of Shares of Common Stock	Percent of Total Common Stock
5% Stockholders
Carlton H. Baab(3)			17,252,119	67%
Richard W. Koe(4)			16,266,719	65%
Astoria Capital Partners, L.P.(5)	300,000	100%	16,202,119	65%
Geoffrey P. Wagner(6)			1,554,174	9%
Rockport Group, L.P.(7)			1,539,174	8%
Philip and Debra Barrett Charitable Trust(8)			1,348,168	7%
Directors and Officers
Mario I. Barrenechea(9)			212,789	1%
Gerald F. Chew(10)			126,825	*
Douglas G. Marshall(11)			120,655	*
Boris Geller(12)			105,082	*
Soheil Raissi(13)			98,748	*
Mark Allen(14)			47,004	*
All Directors and Executive Officers as a group (11 persons)(15)			19,841,627	69%

*
Represents less than 1%

(1)
Except as otherwise indicated below, we believe the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to applicable community property laws.

(2)
The Series A Convertible Preferred Stock is convertible into shares of Common Stock at a conversion rate of 1 to 1.667. The conversion rate may increase upon our issuance of additional shares of capital stock, as set forth in Section 5(c) of our Certificate of Designations of Series A Convertible Preferred Stock.

(3)
Includes options to purchase 1,050,000 shares of Common Stock exercisable within 60 days of September 30, 2003, held by Mr. Baab. Also includes the following shares beneficially owned by ACP: 16,202,119 shares of Common Stock, which includes warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2003, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 92,045 shares of Common Stock issued as a payment in kind ("PIK") to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of 300,000 shares of Series A Convertible Preferred Stock. Mr. Baab is an employee of ACM, which is a General Partner of ACP. As a General Partner of ACP, ACM has a special profit interest in ACP's realized and unrealized gains and income in excess of a specified hurdle rate, subject to certain additional conditions. As an employee of ACM, Mr. Baab is entitled to an annual bonus equal to a fixed percentage of any special profit allocation ACP receives for the year in question. Mr. Baab, who is on formal leave of absence from ACM, disclaims beneficial ownership of the securities held by ACP as he does not hold voting or investment power over the holdings of ACP.

(4)
Includes the following shares beneficially owned by ACP: 16,202,119 shares of Common Stock, which includes warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2003, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 92,045 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of 300,000 shares of Series A Convertible Preferred Stock. Also includes 64,600 shares of Common Stock beneficially owned by Mr. Koe and ACM through an investment fund managed by ACM. Mr. Koe is the President and sole shareholder of ACM and Mr. Koe and ACM are the General Partners of ACP.

(5)
The principal address of ACP is 6600 SW 92nd Avenue, Suite 370, Portland, Oregon 97223. The number of shares of Common Stock includes 9,545,478 shares of Common Stock owned directly by ACP, warrants to purchase 1,636,555 shares of Common Stock exercisable within 60 days of September 30, 2003, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 92,045 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

(6)
Includes 5,000 shares of Common Stock owned by Mr. Wagner directly, 1,539,174 shares of Common Stock owned by Rockport, of which Mr. Wagner is the sole General Partner, and 10,000 shares of Common Stock purchased on April 5, 1999 by a trust of which Mr. Wagner's wife is the sole beneficiary. Mr. Wagner disclaims beneficial ownership of such 10,000 shares except to the extent of his pecuniary interest in such shares.

(7)
The principal address of Rockport is 6600 SW 92nd Avenue, Suite 370, Portland, Oregon 97223.

(8)
The principal address of the Philip and Debra Barrett Charitable Trust is P.O. Box 1033, Vancouver, Washington 98666. The Philip and Debra Barrett Charitable Trust has shared voting and dispositive power over the shares of Common Stock with Philip Barrett and Debra Barrett.

(9)
Includes options to purchase 203,296 shares of Common Stock exercisable within 60 days of September 30, 2003.

(10)
Includes options to purchase 96,825 shares of Common Stock exercisable within 60 days of September 30, 2003.

(11)
Includes options to purchase 96,825 shares of Common Stock exercisable within 60 days of September 30, 2003.

(12)
Includes options to purchase 102,082 shares of Common Stock exercisable within 60 days of September 30, 2003.

(13)
Includes options to purchase 86,248 shares of Common Stock exercisable within 60 days of September 30, 2003.

(14)
Includes options to purchase 28,125 shares of Common Stock exercisable within 60 days of September 30, 2003.

(15)
Includes an aggregate of 3,507,555 shares of Common Stock issuable upon exercise of options and warrants exercisable within 60 days of September 30, 2003, 4,427,941 shares of Common Stock which may be acquired upon the conversion of a subordinated convertible note payable to ACP for $22,139,705 convertible at $5.00 per share plus 92,045 shares of Common Stock issued as a PIK to cover accrued interest on the note on a quarterly basis and 500,100 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following sets forth certain information regarding our executive officers as of September 30, 2003:

Name	Age	Position(s)
Carlton H. Baab	45	President, Chief Executive Officer and Director
Brian C. Bezdek	32	Chief Financial Officer and Secretary
Mario I. Barrenechea	42	Senior Vice President, Worldwide Sales and Marketing
Mark Allen	59	Vice President, Worldwide Customer Support & Training
Boris Geller	39	Vice President, Market Development
Gwyneth M. Gibbs	60	Vice President, European Operations
Soheil Raissi	47	Vice President, Product Development & Professional Services

        Mr. Baab joined us as the President and Chief Executive Officer in August 2001 and was appointed as a member of the Board in December 2001. From May 2001 to August 2001, Mr. Baab served as a Managing Principal of Astoria Capital Management ("ACM"), a Securities and Exchange Commission (the "SEC") registered investment advisor and a General Partner of Astoria Capital Partners, L.P. ("ACP"), a significant stockholder of ours. In August 2001, Mr. Baab took a formal leave of absence from ACM to join us. From March 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a web-based small-business services firm. From January 1999 to March 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group ("CKS"), a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Mr. Baab also served on the Board of Directors of Momentum Business Applications, Inc. (Nasdaq: MMTM), which provided research and development expertise on a contract basis, until it was acquired by PeopleSoft (Nasdaq: PSFT) in April 2002. Mr. Baab also serves on the University of Southern California, School of Engineering Board of Councilors. Mr. Baab holds a B.S. in Electrical Engineering, with honors, from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

        Mr. Bezdek has served as our Chief Financial Officer since January 2003 and has served as Secretary since April 2002. Mr. Bezdek joined us as Vice President, Finance, Corporate Controller and Secretary in April 2002. From May 1996 to April 2002, Mr. Bezdek held various corporate finance positions, most recently as Vice President of Finance, at Activision Publishing Inc. (Nasdaq: ATVI), a worldwide publisher, developer and distributor of video games and interactive entertainment products. Mr. Bezdek holds a B.S. in Business Administration from Bowling Green State University and is a Certified Public Accountant as well as a Certified Treasury Professional.

        Mr. Barrenechea has served as our Senior Vice President, Worldwide Sales and Marketing since December 2000. Mr. Barrenechea joined us from PickAx where he served in a similar capacity. From 1994 until joining PickAx in 2000, Mr. Barrenechea served in various executive sales and marketing capacities at Informix, Inc., a leading supplier of computer software relational and multidimensional databases. Mr. Barrenechea holds a B.S. in Electrical Engineering from Temple University.

        Mr. Allen joined us as Vice President, Worldwide Customer Support and Training in August 2001. From January 2000 to August 2001, Mr. Allen served as Vice President, Service and Support at Bay Logics, a computer software company. From July 1998 to December 1999, Mr. Allen served as Director, Software

Services at SGI (formally Silicon Graphics Computer Systems). In addition, from June 1997 to June 1998, Mr. Allen served as Director, Research and Development at CoCreate Software, Inc. Mr. Allen attended the University of Massachusetts where he majored in Business Administration.

        Mr. Geller has served as our Vice President, Market Development since March 2002. Mr. Geller joined us from Steeleye Technology, Inc., an enterprise reliability and disaster recovery software company, where he served as Vice President, Marketing since May 2000. From February 1999 to May 2000, Mr. Geller served as Senior Director, Marketing and Alliances for BEA Systems (Nasdaq: BEAS), a provider of application infrastructure. From April 1998 to February 1999, Mr. Geller served as Senior Director, Marketing and Business Development for Imparto Software Corp., a web marketing automation software company. Prior to that, Mr. Geller served in a variety of executive and senior management positions in marketing, business development and product development at BMC/BGS (NYSE: BMC), HP/Digital Equipment Corp. (NYSE: HPQ), Legato/Qualix (Nasdaq: LGTO) and other enterprise software companies. Mr. Geller holds a B.S. and a M.S. in Computer Science from Boston University and an M.B.A. from Bentley College.

        Mrs. Gibbs has served as our Vice President, European Operations from our offices in the United Kingdom since December 2000. Mrs. Gibbs served as President and Interim Chief Executive Officer of Omnis, Inc. from October 1998 until our merger with PickAx in December 2000. Mrs. Gibbs joined us in October 1994 and was initially responsible for Research and Development in Europe. Mrs. Gibbs holds a B.S. in Astronomy from the University of London.

        Mr. Raissi has served as our Vice President, Product Development and Professional Services since September 2001. From March 2001 to September 2001, Mr. Raissi performed independent software and management consulting services. From September 2000 to March 2001, Mr. Raissi served as Vice President, Product Development for Equative, Inc., a computer software company providing web-based enterprise resource management applications to medium and larger enterprises. From September 1999 to August 2000, Mr. Raissi served as Vice President, Technical Services for Zland.com, an application service provider supplying hosted web-based applications through the Internet. From February 1996 to September 1999, Mr. Raissi served as the founding President of the Information Technology Group, which provided record and information management and retention scheduling software services to Fortune 1000 companies. Mr. Raissi holds a B.S. in Computer Science from California State University, Dominguez Hills and a B.A. in Literature from Pars University in Tehran, Iran.

Compensation of Executive Officers

        The following table sets forth the compensation of our Named Executive Officers, which consist of (i) all persons serving as the chief executive officer during the fiscal year and (ii) the four most highly compensated executive officers serving as such at the end of the fiscal year, in addition to the chief executive officer:

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options(#)	All Other Compensation
	Year	Salary($)		Bonus($)
Carlton H. Baab(1) President and Chief Executive Officer	2003 2002	$ $	248,000 124,000	$125,527 —	— 1,000,000	$ $	7,639 5,523
Boris Geller Vice President, Market Development	2003 2002	$ $	210,000 8,750	$74,027 —	— 245,000		— —
Soheil Raissi Vice President, Product Development & Professional Services	2003 2002	$ $	196,410 88,077	$60,527 —	60,000 120,000		— —
Mario I. Barrenechea(2) Senior Vice President, Worldwide Sales and Marketing	2003 2002 2001	$ $ $	186,012 221,677 306,300	$15,547 — —	— — 30,000	$ $ $	4,956 4,956 2,478
Mark Allen Vice President, Worldwide Customer Support & Training	2003 2002	$ $	142,000 89,750	$45,880 —	— 50,000		— —

(1)
Mr. Baab was appointed President and Chief Executive Officer on August 27, 2001. All Other Compensation reflects payments to a continuing medical plan Mr. Baab had in place at the time he joined us.

(2)
Mr. Barrenechea was serving as Senior Vice President, Worldwide Sales and Marketing of PickAx at the time of the acquisition and was appointed to the same position with us at the time of the acquisition. In fiscal year 2001, Mr. Barrenechea's compensation includes amounts earned at PickAx from April 1, 2000 through the date of the acquisition. All Other Compensation reflects premiums paid by us on a life insurance policy owned by Mr. Barrenechea.

Option Grants in Last Fiscal Year

        The following table sets forth the individual grants of stock options made by us during the fiscal year ended March 31, 2003 to each of the Named Executive Officers:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price($/sh)	Expiration Date
Soheil Raissi	60,000	9%	$2.90	04/26/2012

(1)
Based on an aggregate of 655,000 options granted to our employees in the fiscal year ended March 31, 2003, including the Named Executive Officers. The options listed in the table vest according to the following schedule: 25% one year after the vesting commencement date, and one thirty-sixth of the remaining shares per month thereafter, such that the option will be fully vested four (4) years after the vesting commencement date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

        The Named Executive Officers exercised no options during the last fiscal year.

        The following table shows, as to the Named Executive Officers, the value of unexercised options at March 31, 2003:

	Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Carlton Baab	1,050,000	—	$24,000	$—
Mark Allen	19,791	30,209	$—	$—
Mario I. Barrenechea	198,296	60,825	$—	$—
Boris Geller	61,250	183,750	$—	$—
Soheil Raissi	42,500	137,500	$—	$—

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be the closing price of the Common Stock on March 31, 2003, which was $1.50 per share.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Effective December 1, 2000, we entered into an employment agreement with Mr. Barrenechea that provides for six (6) months severance at his salary rate then in effect in the event his employment is terminated by the Company without cause.

        Effective March 18, 2002, we entered into an offer letter agreement with Boris Geller. The offer letter provides for full vesting of Mr. Geller's options upon the termination of his employment without cause within twelve (12) months following a change of control. In addition, the offer letter provides for severance benefits, including payment of his base salary for six (6) months and acceleration of six (6) months of vesting of his stock options, upon termination of his employment by the Company without cause.

        Effective June 21, 2002, we entered into an Amendment to Stock Option Agreement with Mr. Raissi, which amended two Stock Option Agreements, dated October 10, 2001 and April 26, 2002, between Mr. Raissi and us, to, in each case, provide for 100% acceleration of vesting of his stock options in the event he is terminated without cause within twelve (12) months following a change of control.

        Effective April 5, 2003, we entered into a Severance and Change of Control Agreement with Mr. Baab. The agreement provides for twelve (12) months severance at Mr. Baab's salary rate then in effect in the event of his involuntary termination of employment. In the event of Mr. Baab's termination without cause within twelve (12) months following a change of control, the agreement provides for 100% acceleration of vesting of his stock options, as well as severance payments equal to 200% of the aggregate salary and bonus paid to Mr. Baab during the twelve (12) months preceding his termination.

Compensation of Directors

        We reimburse directors for travel and other out-of-pocket expenses incurred in attending Board meetings. We do not pay cash compensation to our directors. No options or warrants were granted to any of our directors during the year ended March 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file certain reports of ownership with the SEC and with the National Association of Securities Dealers, Inc. To our knowledge, based solely on a review of the copies of such reports furnished to the Company and any written representations that no other reports were required, all reports required to be filed during the fiscal year ended March 31, 2003 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and ten percent (10%) beneficial owners were filed on timely basis.

Certain Relationships and Related Party Transactions

        On January 30, 2003, we entered into a Note Exchange Agreement with ACP, a significant stockholder of ours, to replace the existing Secured Promissory Note dated November 30, 2000, as amended, held by ACP. Under the terms of the Note Exchange Agreement, we issued to ACP a Convertible Subordinated Note having a principal amount of approximately $22.1 million, which principal amount is equal to the outstanding principal and accrued interest payable on the Secured Promissory Note as of the date of the agreement. The Convertible Subordinated Note is convertible into Common Stock at a price of $5.00 per share. The Convertible Subordinated Note matures on May 30, 2008, extending the May 30, 2003 maturity date of the Secured Promissory Note. The interest rate is 5% per annum, as compared to the interest rate of 10% per annum under the Secured Promissory Note. The interest will be payable quarterly at our option in cash or through increases to the outstanding principal of the Convertible Subordinated Note. Increases to the principal are to be done via issuance of PIK notes on a quarterly basis. Effective April 1, 2003 and July 1, 2003, we issued PIK notes to ACP for the accrued interest due April 1, 2003 and July 1, 2003. Mr. Koe, a director of the Company, is the President and sole shareholder of ACM, and Mr. Koe and ACM are the General Partners of ACP. Mr. Baab, our President, Chief Financial Officer and a director of the Company, is an employee of ACM. As an employee of ACM, Mr. Baab is entitled to an annual bonus equal to a fixed percentage of any special profit allocation ACP receives for the year in question. Mr. Baab is currently on a formal leave of absence from ACM.

        Two limited partners in RCJ and a third individual related to those partners loaned us $750,000 in August 2000. The loans had a maturity date of two years with interest accruing at 4% per annum, payable semiannually. The notes provided for the automatic conversion of the principal and unpaid interest into shares of Common Stock at a conversion price of $6.17. We issued 131,574 shares of Common Stock on August 23, 2002 in connection with the automatic conversion. Geoffrey P. Wagner, one of our directors, is the sole General Partner of Rockport, which is the sole General Partner of RCJ.

        The Phillip and Debra Barrett Charitable Remainder Trust, a significant stockholder of ours, loaned us $250,000 in September 2000. The loan, as amended, had a maturity date of April 2, 2003 with interest accruing at 10% per annum, payable quarterly. The note was paid in full on April 2, 2003.

        Effective April 5, 2002, we entered into an offer letter agreement with Mr. Bezdek. The offer letter provides for full vesting of Mr. Bezdek's options upon an involuntary termination other than for cause within twelve (12) months following a change of control. In addition, the offer letter provides for severance benefits, including payment of his base salary for six (6) months and acceleration of six (6) months of vesting of his stock options, upon termination without cause.

        Effective April 1, 2000, we entered into a Service Agreement with Mrs. Gibbs. The Service Agreement may only be terminated on every second anniversary of April 1, 2002 by the giving of six months prior written notice. Under the terms of the Service Agreement, Mrs. Gibbs is paid an annual salary and an annual bonus equal to fifty percent (50%) of her base salary, as determined in advance by the Board.

        A description of the terms of the offer letter agreement between the Company and Mr. Geller, the employment agreement between the Company and Mr. Barrenechea, the stock option agreements between the Company and Mr. Raissi, and the Severance and Change of Control Agreement between the Company and Mr. Baab may be found under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

        The Company has entered into its standard form of indemnification agreement with each of its directors and officers.

        It is the Company's current policy that all transactions between the Company and its officers, directors, five percent (5%) stockholders and their affiliates will be entered into only if these transactions are approved by the Company's Audit Committee, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

REPORT OF AUDIT COMMITTEE

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2003.

        We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003.

        We have also considered whether the provision of services by KPMG LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company's quarterly reports on Form 10-QSB for the most recent fiscal year, is compatible with maintaining the independence of KPMG LLP.

Respectfully submitted by:
Geoffrey P. Wagner
Douglass G. Marshall
Gerald F. Chew

*  *  *

        The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Bylaws of the Company, which may be amended from time to time. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company), no later than July 12, 2004, for inclusion in the Company's proxy statement and form of proxy for that meeting. If you intend to present a proposal at our 2004 annual meeting, but you do not intend to have it included in our 2004 proxy statement, you must provide written notice of the stockholder proposal to the Company (Attention: Secretary, at the principal offices of the Company) between the dates of July 12, 2004 and August 11, 2004.

OTHER MATTERS

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Any proxy for which no instructions are given will be voted in favor of the nominee for election to the Board and the approval and ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2004. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the Proxy Agents will use their own judgment to determine how to vote your proxy.

        The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

        Copies of the Company's recent reports on Form 10-KSB and Form 10-QSB as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written or oral request to Brian C. Bezdek, Chief Financial Officer and Corporate Secretary, Raining Data Corporation, 17500 Cartwright Road, Irvine, California 92614, telephone number (949) 442-4400. Copies may also be obtained from the Company's website at www.rainingdata.com.

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more securityholders sharing the same address by delivering a single annual report and proxy statement addressed to those securityholders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, brokers with account holders who are Raining Data Corporation stockholders may be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your request to Brian C. Bezdek, Chief Financial Officer and Corporate Secretary, Raining Data Corporation, 17500 Cartwright Road, Irvine, California 92614, telephone number (949) 442-4400.

By Order of the Board of Directors,

Geoffrey P. Wagner Chairman of the Board

November 10, 2003 Irvine, California

APPENDIX B

        PROXY

RAINING DATA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS—DECEMBER 17, 2003

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Geoffrey P. Wagner and Brian C. Bezdek, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents"), in the name of the undersigned, to attend the Annual Meeting of Stockholders of Raining Data Corporation, a Delaware corporation, to be held at the Hilton Irvine, 18800 MacArthur Boulevard, Irvine, California 92612 on Wednesday, December 17, 2003 at 10:00 a.m. local time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

        1.     ELECTION OF DIRECTORS

          ☐         FOR the nominee listed below.

          ☐         WITHHOLD AUTHORITY to vote for the nominee listed below.

Richard W. Koe

        2.     PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the Company's independent auditors for the Company's current fiscal year.

          ☐           FOR           ☐           AGAINST           ☐           ABSTAIN

        3.     In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR THE BOARD AND FOR BOARD PROPOSAL 2

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign.
Receipt of Notice of Annual Meeting of Stockholders, Annual Report for the year ended March 31, 2003 and Proxy Statement dated November 10, 2003, is hereby acknowledged by the undersigned.
Dated:	, 2003

Signature
Name, typed or printed
Tax identification or social security number
Signature
Name, typed or printed

QuickLinks

Annual Meeting of Stockholders—December 17, 2003 INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL INFORMATION ABOUT THE MEETING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
APPENDIX B